Exhibit 99.2

Press Release	Source: Innofone.com, Inc.

Mobile Technology Group Acquisition by Innofone.com Provides Access to Demanding Las Vegas and Related Markets
Thursday May 18, 6:00 am ET

SANTA MONICA, CA–(MARKET WIRE)–May 18, 2006 – Innofone.com, Inc. (OTC BB:INFN.OB - News) recently announced its agreement in principle to acquire Las Vegas based Mobile Technology Group (MTG), a cutting-edge provider of mobile messaging, transactions and content delivery.

MTG has started the deployment in Las Vegas of enterprise-level solutions for messaging, marketing and ticketing with an initial focus on hospitality and transportation customers. Recent successes with the Las Vegas Monorail and the first successful delivery of a secure 2D barcode to a mobile phone – in conjunction with Swiftpass USA – as well as innovative marketing applications for gaming companies such as United Coin Gaming, the Luxor Hotel and Casino, and the House of Blues, have created business from a wide variety of new players into the mobile marketing arena.

"This is a logical move for both companies," said Kirk Anderson, CEO of Mobile Technology Group. "Our services will now expand to online transactions and content delivery through cell phones – and will do so taking advantage of the enhanced security and multimedia transmission quality offered by IPv6. Through our combined efforts we will expand wireless technologies into new areas and help develop the cell phone into a powerful remote controlled device, and bring transaction and information services to consumers in new and exciting ways."

"The user friendly and widely useful mobile commerce transactions of MTG will be leveraged by Innofone.com's New Internet technology, which will substantially improve security, mobility and transaction identity," said Alex Lightman, CEO and President of Innofone.com, Inc. "Synergistic alliances of this type in the Internet and wireless services industries will create a fusion of great new ideas – and enable us to deliver creative new products for our customers."

About Innofone.com, Inc.

Innofone.com, Inc. (OTC BB:INFN.OB - News), with its wholly owned subsidiary, IPv6 Summit, Inc., is currently the first public company to focus exclusively on Internet Protocol version 6 (IPv6). Innofone.com organizes world-class conferences and offers training, testing and consulting related to IPv6 for government and commercial customers, especially IT and wireless departments. The Company is dedicated to providing a broad range of services and products for the New Internet, as well as supporting an international forum for advancing the knowledge, development and implementation of New Internet technologies, applications and policies. For more information, see http://www.usipv6.com and http://www.innofone.net.

IPv6, also known as The New Internet, is a major upgrade to the existing Internet (Internet Protocol version 4, in service since 1973), and offers always-on security, high-quality video-over-Internet and other important new features that will profoundly influence a broad range of consumer, commercial and military devices. The Office of Management and Budget (OMB) recently mandated IPv6 for use by the US Federal Government, joining the US Department of Defense, which has already started transitioning to the new format.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release speak only as of the date hereof, and the Company disclaims any obligation to provide updates, revisions or amendments to any forward-looking statement to reflect changes in the Company's expectations or future events.

Contact:
     For additional information, contact:

     Paul Shepherd
     Innofone.com, Inc.
     1431 Ocean Ave., Suite 1500
     Santa Monica, CA 90401, USA
     Tel: +1 310-458-3233
     Email Contact

Source: Innofone.com, Inc.